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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 12, 2003

                              VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                            0-27168                 95-4102687
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(state or other juris-            (Commission            (I.R.S. Employer
diction of incorporation)          File Number)         (Identification No.)


498 Seventh Avenue, Suite 1810, New York, NY                      10018
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (212) 201-0800


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      Viewpoint Corporation closed a private placement of common stock with Federal Partners, L.P. on November 12, 2003 under which Viewpoint issued 3,125,000 shares of common stock at $0.80 per share (for an aggregate purchase price of $2,500,000) and agreed to register the issued shares under the Securities Act of 1933. For a complete description of the transaction, reference is made to the Stock Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2.

      The Clark Estates, Inc. provides management and administrative services to Federal Partners and has the sole power to vote or to direct the vote and to dispose of or direct the disposition of all shares held by Federal Partners.

      Stephen M. Duff is a director of Viewpoint and is the Chief Investment Officer of The Clark Estates, Inc.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

      The following exhibits are filed herewith:

      10.1 Stock Purchase Agreement, dated as of November 12, 2003, by and between Viewpoint Corporation and Federal Partners, L.P.

      10.2 Registration Rights Agreement, dated as of November 12, 2003, by and between Viewpoint Corporation and Federal Partners, L.P.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VIEWPOINT CORPORATION

                                /s/ William H. Mitchell
                              -------------------------
                              William H. Mitchell
                              Chief Financial Officer

Dated: November 13, 2003